Exhibit 3.1

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

ARTICLES OF AMENDMENT

IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, (i) redesignated 100,000,000 authorized but unissued shares of Class T common stock, $0.01 par value per share, as shares of Class X-1 common stock, $0.01 par value per share (the “Class X-1 Common Shares”), (ii) redesignated 100,000,000 authorized but unissued shares of Class S common stock, $0.01 par value per share, as Class X-1 Common Shares, (iii) redesignated 100,000,000 authorized but unissued shares of Class D common stock, $0.01 par value per share, as shares of Class X-2 common stock, $0.01 par value per share (the “Class X-2 Common Shares”) and (iv) redesignated 100,000,000 authorized but unissued shares of Class I common stock, $0.01 par value per share, as Class X-2 Common Shares.

SECOND: In order to reflect Article FIRST above, Section 5.1 of the Charter of the Corporation is hereby amended as follows:

Section 5.1 Authorized Shares. The Corporation has authority to issue 2,200,000,000 Shares, consisting of 2,100,000,000 shares of common stock, $0.01 par value per share (the “Common Shares”), 400,000,000 of which are classified as Class T common stock (the “Class T Common Shares”), 400,000,000 of which are classified as Class S common stock (the “Class S Common Shares”), 400,000,000 of which are classified as Class D common stock (the “Class D Common Shares”), 400,000,000 of which are classified as Class I common stock (the “Class I Common Shares”), 200,000,000 of which are classified as Class X-1 common stock (the “Class X-1 Common Shares”), 200,000,000 of which are classified as Class X-2 common stock (the “Class X-2 Common Shares”) and 100,000,000 of which are classified as Class A common stock (the “Class A Common Shares”), and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $22,000,000. All Shares shall be fully paid and non-assessable when issued. The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

THIRD: The following definitions are hereby added to those listed in Article IV of the Charter:

“Class X-1 Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class X-2 Common Shares” shall have the meaning as provided in Section 5.1 herein.

FOURTH: The foregoing amendments do not increase the authorized stock of the Corporation. The aggregate par value of all authorized stock of the Corporation having par value both prior to and after the foregoing amendments is $22,000,000.

FIFTH: The amendments to the charter of the Corporation as set forth above are limited to changes expressly authorized by, and have been duly approved by, a majority of the entire board of directors as required by Section 2-105(a)(13) and Section 2-605 of the Maryland General Corporation Law.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 27th day of August, 2025.

ATTEST: IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Kristin A. Orlando	By:	/s/ Keith D. Lampi
Name:	Kristin A. Orlando	Name:	Keith D. Lampi
Title:	Secretary	Title:	Chief Executive Officer